UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2022

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Appointment and Resignation

On September 20, 2022, the Board of Directors (the “Board”) of Bird Global, Inc. (the “Company”) appointed Shane Torchiana as President and Chief Executive Officer of the Company, effective as of September 21, 2022 (the “Effective Date”). Mr. Torchiana succeeds Travis VanderZanden, who stepped down as Chief Executive Officer of the Company on September 21, 2022, and will continue to serve as Chair of the Board.

Mr. Torchiana, 39, has served as the Company’s President since June 2022. Prior to that, Mr. Torchiana served in various roles at the Company, most recently as Chief Operating Officer from January 2022 to June 2022 and as Senior Vice President, Corporate Development & Strategy from January 2019 to January 2022. Before joining Bird Rides, Inc. in 2018, Mr. Torchiana spent eight years at Boston Consulting Group where he led client engagements in data and analytics, strategy, and transformation efforts. Prior to Boston Consulting Group, he worked in global macro investing at Eaton Vance, a subsidiary of Morgan Stanley Investment Management. He holds an MBA from Columbia Business School and MFin (Master of Finance) from MIT Sloan.

Chief Financial Officer Appointment and Resignation

On September 20, 2022, the Board appointed Ben Lu as Chief Financial Officer of the Company and designated Mr. Lu as principal financial officer, in each case, effective as of the Effective Date. Mr. Lu succeeds Yibo Ling, who notified the Company on September 19, 2022 of his intention to step down as Chief Financial Officer of the Company, effective on the Effective Date.

Mr. Lu, 46, previously served as Chief Financial Officer of Archer Aviation from August 2021 to February 2022. Prior to Archer, Mr. Lu served as Vice President, Finance at Logitech International from May 2016 to July 2021, where he led a global team responsible for Corporate FP&A, Investor Relations, Treasury, Global Operations and Supply Chain Finance. Mr. Lu is a C.F.A charter holder and spent nearly 20 years analyzing and investing in technology public equity companies with firms, including Seligman Investments, UBS Securities, and J.P. Morgan. Mr. Lu received a B.S. in Finance and Information Systems from New York University.

CFO Compensation Letter Agreement

In connection with his appointment described above, on the Effective Date, the Compensation Committee of the Board (the “Committee”) approved, and Bird has entered into, a Compensation Letter Agreement (“Letter Agreement”) with Mr. Lu. The material terms of the Letter Agreement are described below.

Under the Letter Agreement, Mr. Lu is entitled to receive an annual base salary of $500,000, pro-rated for partial years of employment. In addition, during calendar years 2022, 2023 and 2024, Mr. Lu is eligible to earn annual and quarterly cash performance bonuses based on the achievement of adjusted EBITDA, free cash flow and net revenue goals. The maximum potential bonus opportunity for Mr. Lu for a single calendar year is equal to $403,125.

Pursuant to Mr. Lu’s Letter Agreement, Mr. Lu will be granted one or more awards of restricted stock units (“RSUs”) covering shares of the Company’s Class A Common Stock under the Company’s 2021 Incentive Award Plan (the “2021 Plan”). The material terms and conditions of such awards are described below in the section entitled, “CFO Equity Award.”

In connection with entering into his Letter Agreement, Mr. Lu will be paid a one-time cash signing bonus of $375,000 (the “Signing Bonus”), payable in a lump-sum payment within 45 days following Mr. Lu’s employment start date. Per the terms of Mr. Lu’s Letter Agreement, in the event that Mr. Lu’s employment with Bird is terminated for any reason other than due to a Qualifying Termination (as defined below) or due to Mr. Lu’s death or disability, prior to the second anniversary of his start date, then: (i) 100% of the Signing Bonus will be repayable if such termination occurs prior the first anniversary of the start date and (ii) 50% of the Signing Bonus will be repayable if such termination occurs on or after the first anniversary of the start date and prior the second anniversary of the start date. Upon a Change in Control (as defined in the 2021 Plan), if Mr. Lu remains in continued employment with Bird through such Change in Control, the Signing Bonus no longer will be subject to the foregoing repayment requirements.

In addition, under the Letter Agreement, if Mr. Lu experiences a termination of employment by Bird without “cause” or by him for “good reason” (each, as defined in the applicable Letter Agreement) (a “Qualifying Termination”), then Mr. Lu will receive:
a.a cash amount equal to 12 months of his annual base salary then in effect, payable in substantially equal installments over the 12-month period following the termination date;
b.company-subsidized healthcare coverage for up to 12 months following the date of termination, at the same levels and same cost to him as in effect immediately prior to the termination date; and
c.for Mr. Lu, all time-vesting equity awards then held by Mr. Lu will become fully vested on an accelerated basis as of the termination date with respect to the number of shares underlying the award that would have vested during the 12-month period following such termination date (had he remained employed during such period, and calculated as though the award vests on a monthly basis from the applicable vesting commencement date); in addition, if the Qualifying Termination occurs during the 24-month period following a Change in Control, all such equity awards will become fully vested as of the termination date.

The severance payments and benefits described above will be conditioned upon Mr. Lu’s timely execution and non-revocation of the Company’s standard general release of all claims in a form prescribed by the Company.

CFO Equity Award

On the Effective Date, Mr. Lu was granted an award of RSUs covering 2,500,000 shares of the Company’s Class A Common Stock (the “RSU Award”) under the 2021 Plan. The RSU Award will vest as to 1/12 of the total RSUs underlying the award on each of the first 12 quarterly anniversaries of September 1, 2022, subject to Mr. Lu’s continued employment with Bird through the applicable vesting date.

Pursuant to Mr. Lu’s Letter Agreement, Mr. Lu also is eligible to receive two additional awards of RSUs, covering up to 1,500,000 shares of the Company’s Class A Common Stock (the “Performance-Vesting RSUs”). The Performance-Vesting RSUs will be granted to Mr. Lu following the attainment of applicable stock price goals at any time during the Performance Period (as defined in Mr. Lu’s Letter Agreement), as set forth in the following table. Once granted, the Performance-Vesting RSUs will vest as to 1/6 of the total RSUs subject to the applicable tranche on each quarterly anniversary of the date on which the applicable stock price goal was achieved, subject to Mr. Lu’s continued employment with Bird through the applicable vesting date.

Vesting Tranche	Price Per Share Goal	Number of Granted Performance-Vesting RSUs

First Vesting Tranche	$2.50	1,000,000.00
Second Vesting Tranche	$5.00	500,000.00

The RSU Award and Performance-Vesting RSUs are subject to accelerated vesting provisions in connection with certain events, as described above under “Compensation Letter Agreement”.

The forgoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Other Executive Transitions

On September 20, 2022, the Board appointed Lance Bradley as Chief Technology Officer of the Company, effective September 21, 2022. Mr. Bradley will oversee all technology, engineering and product functions, including software, firmware, hardware, and vehicle operations, as well as data, security, and information technology. Justin Balthrop, formerly Chief Technology Officer, will transition to Chief Product Officer, effective September 21, 2022.

On September 21, 2022, the Company and William Scott Rushforth agreed that Mr. Rushforth would become a consultant to Bird Rides, Inc. (“Bird”), a subsidiary of the Company, for a one-year period effective September 22, 2022. In connection with his transition, the Company and Mr. Rushforth agreed that he will no longer serve as Chief Vehicle Officer of the Company, effective September 21, 2022.

Under an Advisor Agreement between Mr. Rushforth and Bird (the “Rushforth Advisor Agreement”), Mr. Rushforth will receive the following payments and benefits, subject to his continued service during the one-year consulting period: (i) a $400,000 consulting fee; (ii) Company-paid COBRA premium payments; and (iii) continued vesting of certain time-vesting Company equity awards held by him. Under the Advisor Agreement, Mr. Rushforth will continue to be subject to customary restrictive covenants. In addition, under a Separation and Release Agreement between him and Bird (the “Rushforth Separation Agreement”), Mr. Rushforth’s Company stock options will remain exercisable for up to five years following his employment separation date.

The forgoing description of the Rushforth Separation Agreement (together with the Rushforth Advisor Agreement attached thereto) does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Director Resignation

On September 19, 2022, Nathaniel Justin Kan notified the Board that he would step down as a member of the Board, effective as of the Effective Date.

The Nominating and Corporate Governance Committee of the Board recommended that Shane Torchiana fill the vacancy created by Mr. Kan’s resignation. The Company expects to seek stockholder approval for the election of Mr. Torchiana to the Board, as required by the Company’s certificate of incorporation, at or before the next Annual Meeting of Stockholders.

Forward-Looking Statements

This Current Report contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 (as amended, the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). All statements other than statements of historical facts contained in this Current Report may be forward-looking statements. Forward-looking statements contained in this Current Report include, but are not limited to, statements regarding the election of Mr. Torchiana to the Board. We have based these forward-looking statements largely on our current expectations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 (“2021 Form 10-K”) and Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2022, and described from time to time in our future reports filed with the Securities and Exchange Commission (the “SEC”). The forward-looking statements in this Current Report are based upon information available to us as of the date of this Current Report, and while we believe such information forms a reasonable basis for such statements, these statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this Current Report, whether as a result of any new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Compensation Letter Agreement by and between Ben Lu and Bird Rides, Inc., dated September 21, 2022
10.2	Separation and Release Agreement, by and between William Scott Rushforth and Bird Rides, Inc., dated September 21, 2022
104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: September 23, 2022	By:	/s/ Lisa Murison
	Name:	Lisa Murison
	Title:	General Counsel